EXHIBIT 21

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                                   SUBSIDIARIES

                                                           Name
                                    State of            Under Which
 Name of                          Incorporation          Subsidiary
Subsidiary                       or Organization       does Business
----------                       ---------------       -------------

Epic Exploration &                 Delaware            Epic Exploration &
 Production, LLC                                        Production, LLC

The Carnrite Group                 Texas               The Carnrite Group

Pearl Investment Company           Colorado            Pearl Investment Company